UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2021

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On January 23, 2021, ALJ Regional Holdings, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”), by and among the Company, Superior Interior Finishes, LLC, a Nevada limited liability company (the “Purchaser”) and Floors-N-Moore, LLC, dba Carpets N’ More (“Carpets”), a wholly owned subsidiary of the Company, pursuant to which the Company will sell 100% of the membership interests of Carpets to the Purchaser for an aggregate purchase price of $500,000 (the “Purchase Price”) in cash (the “Transaction”). The Company decided to enter into the Transaction because its Carpets business segment had been deemed a non-core holding and underperformed over the past several years.

Pursuant to the terms and subject to the conditions of the PSA, as of the closing date of the Transaction: (i) the Company is entitled to all cash on hand (net of issued but uncleared checks and drafts) of Carpets, (ii) subject to clause (i), the purchase and sale of Carpets is on an “as-is” basis and Purchaser will acquire all assets and assume all liabilities of Carpets, and (iii) all inter-company obligations between the Company and Carpets will be considered as paid as a result of the consummation of the Transaction.  The Company disclaims all representations and warranties about Carpets, except as set forth in the PSA.  The PSA also includes full and final releases by the Purchaser and Carpets to indemnify and release the Company and its representatives following the closing of the Transaction from any and all claims, counterclaims, actions, causes of action, suits, arbitrations, proceedings, and any other liabilities of any kind or nature whatsoever arising out of, relating to, against, or in any way connected with related to Carpets.

The PSA further provides for (i) an earnest money deposit of $500,000 (the “Earnest Money Deposit”), which shall be applied to the Purchase Price or otherwise disbursed in accordance with the terms of the PSA, (ii) a closing, subject to customary closing conditions and the receipt of certain consents, to take place no later than 30 days following the execution of the PSA (the “Outside Date”), and (iii) the Company’s right to terminate the Agreement in the event the Transaction is not consummated on or prior to the Outside Date, in which case the Company shall be entitled to retain the Earnest Money Deposit as liquidated damages, provided, however, that if the Transaction is not consummated on or prior to the Outside Date because of the Company’s failure to satisfy the Closing Conditions (as defined in the PSA), the Purchaser may terminate the Agreement and the Earnest Money Deposit shall be immediately returned to the Purchaser.

The foregoing description of the PSA is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the PSA, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated as of January 23, 2021, by and among ALJ Regional Holdings, Inc., Superior Interior Finishes, LLC and Floors-N-More, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ REGIONAL HOLDINGS, INC.

January 25, 2021	By:	/s/ Brian Hartman
	Name:	Brian Hartman
	Title:	Chief Financial Officer
(Principal Financial Officer)